JPMorgan Trust I

JPMorgan Trust II

Undiscovered Managers Funds

J.P. Morgan Mutual Fund Group

J.P. Morgan Fleming Mutual Fund Group, Inc.

JPMorgan Institutional Trust

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Insurance Trust

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

J.P. Morgan Access Multi-Strategy Fund II

Pacholder High Yield Fund, Inc.

(each, a “Trust”)

POWERS OF ATTORNEY

July 1, 2011

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints George C.W. Gatch, Robert L. Young, Patricia A. Maleski, Frank J. Nasta, Joy C. Dowd, Brian L. Duncan, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Gregory S. Samuels, Carmine Lekstutis, Stephen M. Ungerman, Laura S. Melman, Joseph Bertini and Francesco Tango, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-1A, Form N-2 and Form N-14, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trusts, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or Director or officer of the Trusts, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Fergus Reid, III	/s/ William J. Armstrong
Fergus Reid, III Trustee/Director and Chairman	William J. Armstrong Trustee/Director

/s/ John F. Finn	/s/ Matthew Goldstein
John F. Finn Trustee /Director	Matthew Goldstein Trustee/Director

/s/ Robert J. Higgins	/s/ Frankie D. Hughes
Robert J. Higgins Trustee/Director	Frankie D. Hughes Trustee/Director

/s/ Peter C. Marshall	/s/ Marilyn McCoy
Peter C. Marshall Trustee/Director	Marilyn McCoy Trustee/Director

/s/ William G. Morton, Jr.	/s/ Robert A. Oden, Jr.
William G. Morton, Jr. Trustee/Director	Robert A. Oden, Jr. Trustee/Director

/s/ Frederick W. Ruebeck	/s/ James J. Schonbachler
Frederick W. Ruebeck Trustee/Director	James J. Schonbachler Trustee/Director

/s/ Leonard M. Spalding, Jr.
Leonard M. Spalding, Jr. Trustee/Director